UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York		10022
(Address of principal executive offices)		(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into a Material Definitive Agreement.

On October 28, 2009, NorthStar Realty Finance Corp. and its subsidiaries (the “Company”) entered into the First Amended and Restated Credit Agreement (the “Credit Agreement”) and the Second Amendment to Note Purchase Agreement (the “Note Purchase Agreement,” and together with the Credit Agreement, the “Facility”) with Wachovia Bank, National Association (“Wachovia”).  The maturity date of the Facility was extended for three years to October 28, 2012 and the Facility bears interest at LIBOR plus 3.50%.  The Facility eliminates all margin call provisions and does not restrict the payment of dividends, subject in both cases to the semi-annual amortization payments described below.  The Facility also provides for up to $300 million of revolving borrowing capacity as the amount outstanding under the Facility is reduced below $300 million, on a dollar-for-dollar basis.  The Facility eliminates the corporate fixed charge and recourse debt covenants and maintains the liquidity and tangible net worth covenants in the Facility.

The Facility provides for a key-man provision that requires at least two of the following executive officers of the Company to remain an officer or director of the Company or its affiliates during the term of the Facility:  David Hamamoto (Chairman and Chief Executive Officer); Andrew Richardson (Chief Financial Officer); Daniel Gilbert (Chief Investment Officer) and Albert Tylis (Executive Vice President and General Counsel).  As part of entering into the Facility, the Company repaid approximately $52.5 million under the Facility and is required to repay $15 million semi-annually under the Facility.  Following the repayment, the amount outstanding under the Facility was approximately $332 million and the Company guaranteed the outstanding amount pursuant to a First Amended and Restated Guaranty Agreement (the “Guaranty”), dated as of October 28, 2009, between the Company, NorthStar Realty Finance Limited Partnership and Wachovia.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, the Note Purchase Agreement and the Guaranty, which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009.

ITEM 3.02                                       Unregistered Sales of Equity Securities.

On October 28, 2009, in connection with the Facility, the Company entered into a warrant agreement (the “Warrant Agreement”) with Wachovia under which the Company issued one million warrants (the “Warrants”) to Wachovia to purchase one million shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a weighted average exercise price of $8.59 per share.  500,000 Warrants are exercisable immediately at a price of $7.50 per share, 250,000 Warrants are exercisable after October 28, 2010 at a price of $8.60 per share and 250,000 Warrants are exercisable after October 28, 2011 at a price of $10.75 per share.  The exercise price of the Warrants may be paid in cash or by cashless exercise.  The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment for dividends paid in common stock, subdivisions or combinations.  The Company relied on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these securities.

The foregoing summary is qualified in its entirety by reference to the Warrant Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: November 2, 2009	By:	/s/ Albert Tylis
Albert Tylis Executive Vice President and General Counsel